UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 4, 2010

Date of Earliest Event Reported:  December 30, 2009

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2009, the Board of Directors of AdCare Health Systems, Inc. (the “Company”) authorized the appointment of Joshua J. McClellan and Boyd P. Gentry to serve as Directors beginning January 1, 2010, until the next annual election of Directors by shareholders of the Company.  Mr. McClellan and Mr. Gentry were each appointed to fill an existing vacancy on the Board of Directors.  Neither Mr. McClellan nor Mr. Gentry have been appointed to any committees of the Board at this time.  Neither Mr. McClellan nor Mr. Gentry have other public company directorships.

Mr. Gentry was employed by Mariner Health Care, Inc., a former NYSE publicly held long-term health care provider with $2B in annual revenue, from 1995 to 2007, and promoted to CFO subsequent to its 2004 going private transaction sponsored by National Senior Care.  He transitioned to an ongoing consulting role for Mariner in September, 2007 when he was recruited to Millennium Pharmacy Systems, Inc. as CFO.  He remained with Millennium until 2009.  From 1982 until 1995, Mr. Gentry was employed with Bank of America and it predecessors with various financial responsibilities as Senior Vice President.  Mr. Gentry received his BA in Economics from Knox College in Galesburg, Illinois and his MBA in Finance and Accounting from Southern Methodist University in Dallas, Texas.

Mr. McClellan spent from 1996 until 2006 as Founder and President of McClellan Health Systems, Inc., located in northwest Ohio.  Through acquisitions and development, he grew his company from a single, skilled nursing facility to a large regional healthcare provider for over 650 residents which he sold in June, 2006 for $53M.  He is now developing and has under construction a large rehab facility which when completed will have the capacity to provide rehabilitation and other medical services to approximately 100 residents.  Mr. McClellan received his BS from Ohio State University and his MBA from the University of Findlay in Findlay, Ohio.

There is no arrangement or understanding between Mr. McClellan or Mr. Gentry and any other person pursuant to which Mr. McClellan or Mr. Gentry was elected as a director of the Company.  The Company is not aware of any transactions involving Mr. McClellan or Mr. Gentry that are reportable under Item 404(a) of Regulation S-K.

Mr. Gentry and Mr. McClellan will receive compensation of $2,000 per month and $1,000 per Board meeting.

Item 8.01 Other Matters

On December 30, 2009, the Company issued a press release announcing the election of Mr. McClellan and Mr. Gentry to the Board of Directors, as described under Item 5.02 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  January 4, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AdCare Health Systems, Inc. Press Release, dated December 30, 2009.

Exhibit 99.1

AdCare Health Systems Names Boyd Gentry and Josh McClellan to its Board

SPRINGFIELD, Ohio, December 30, 2009/PRNewswire-FirstCall/ AdCare Health Systems, Inc. (NYSE AMEX; ADK), today announced the appointment of Boyd P. Gentry and Joshua J. McClellan to its Board of Directors for the coming year.

David A. Tenwick, Chairman of the Board, stated that “Boyd Gentry and Josh McClellan are seasoned long-term health care executives, both with significant health care operating and financial experience.  Tenwick continued, “with our plans to expand our operations which include potential acquisitions of assisted living facilities and nursing homes as well as new management contracts, it is important to also add talent and strength to our board to keep up with the growth.  With the addition of Boyd and Josh as independent directors, I believe the board will be keeping pace with the expansion plans of AdCare.”

Mr. Gentry was employed by Mariner Health Care, Inc., a former NYSE publicly held long-term health care provider with $2B in annual revenue, from 1995 to 2007, and promoted to CFO subsequent to its 2004 going private transaction sponsored by National Senior Care.  He transitioned to an ongoing consulting role for Mariner in September, 2007 when he was recruited to Millennium Pharmacy Systems, Inc. as CFO.  He remained with Millennium until 2009.  From 1982 until 1995, Mr. Gentry was employed with Bank of America and it predecessors with various financial responsibilities as Senior Vice President.  Mr. Gentry received his BA in Economics from Knox College in Galesburg, Illinois and his MBA in Finance and Accounting from Southern Methodist University in Dallas, Texas.

Mr. McClellan spent from 1996 until 2006 as Founder and President of McClellan Health Systems, Inc.  Through acquisitions and development, he grew his company from a single, skilled nursing facility to a large regional healthcare provider for over 650 residents which he sold in June, 2006 for $53M.  He is now developing and has under construction a large rehab facility which when completed will have the capacity to provide rehabilitation and other medical services to approximately 100 residents.  Mr. McClellan received his BS from Ohio State University and his MBA from the University of Findlay in Findlay, Ohio.

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (NYSE AMEX: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare’s 900 employees provide management, development and accounting/financial services to 20 long term care facilities, nine of which are assisted living facilities, ten skilled nursing centers and one independent senior living community.  The Company has ownership interests in eight of those facilities.  In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management.  The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements.  Such factors are identified in the public filings made by the

Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace.  There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

David A. Tenwick

Chairman of the Board

1-740-549-0400

dat@adcarehealth.com

www.adcarehealth.com